UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2013

Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014

(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2013, the Rights (as defined below) outstanding under the Rights Agreement, dated as of April 7, 2003 (the “Rights Agreement”), between AptarGroup, Inc. (the “Company”) and Wells Fargo Bank, N.A., as successor rights agent, expired in accordance with the terms of the Rights Agreement.  The Rights Agreement provided common stockholders of the Company with the right to purchase shares of Series B Junior Participating Preferred Stock of the Company (“Series B Preferred Stock”) upon the terms and subject to the conditions set forth in the Rights Agreement (the “Rights”).

In connection with the expiration of the Rights, following authorization from the Company’s Board of Directors, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware on April 17, 2013.  The Certificate of Elimination eliminates from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Series B Preferred Stock.  No shares of Series B Preferred Stock were issued or outstanding at the time of the filing of the Certificate of Elimination.  A copy of the Certificate of Elimination has been filed as Exhibit 3.1 to this Current Report and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Elimination of Certificate of Designations of Series B Junior Participating Preferred Stock of AptarGroup, Inc., dated April 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AptarGroup, Inc.

Date: April 17, 2013	By:	/s/ Robert W. Kuhn
Robert W. Kuhn Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of Certificate of Designations of Series B Junior Participating Preferred Stock of AptarGroup, Inc., dated April 17, 2013.